1 Houston Center

1221 Mckinney, Suite 3700

Houston, Texas 77010

Phone (713) 209-1100 ● Fax (713) 752-0828

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Huddleston & Co., Inc. does hereby consent to the inclusion in this Registration Statement on Form S-1 of our reports dated February 23, 2009, of Southfield Energy Corporation, relating to our estimates of reserves as of 1/1/2008 and 1/1/2009, and to all references to our firm included in this Registration Statement.

HUDDLESTON & CO., INC.
Texas Registered Engineering Firm F-1024

/s/ John P. Krawtz, P.E.
By:	John P. Krawtz, P.E.
Vice President

Houston, Texas
December 16, 2009